                                                                      EXHIBIT 21


                SUBSIDIARIES OF NEW GAYLORD ENTERTAINMENT COMPANY
                    AFTER GIVING EFFECT TO THE RESTRUCTURING
                   (AS DEFINED IN THE REGISTRATION STATEMENT)


               NAME                                 JURISDICTION OF ORGANIZATION
----------------------------------                  ----------------------------
Idea Entertainment, Inc.                                       Delaware
Gaylord Production Company                                     Tennessee
CCK, Inc.                                                        Texas
CNR, Inc.                                                      Delaware
Gaylord Communications, Inc.                                     Texas
Gaylord Broadcasting Company, L.P.                               Texas
Opryland Attractions, Inc.                                     Delaware
Opryland Productions, Inc.                                     Tennessee
Grand Ole Opry Tours, Inc.                                     Tennessee
Opryland Music Group, Inc.                                     Tennessee
Gaylord Program Services, Inc.                                 Delaware
Opryland Hospitality, Inc.                                     Tennessee
OLH, L.P.                                                      Tennessee
Z Music Management, Inc.                                       Delaware
WHS Licensing L.P.                                             Tennessee
WHS Licensing GP Corporation                                   Tennessee
WHS Entertainment Ventures                                     Tennessee
WHS GP Corporation                                             Tennessee
Hickory Records, Inc.                                          Tennessee
Acuff-Rose Music, Ltd.                                          England
Opryland Music Group, GmbH                                      Germany
Springhouse Music, Inc.                                        Tennessee
Milene Music, Inc.                                             Tennessee
Acuff-Rose Music, Inc.                                         Tennessee
Editions Acuff Rose France SARL                                 France
Acuff-Rose Scandia AB                                           Sweden
Showpark Management, Inc.                                      Delaware
Gaylord Investments, Inc.                                      Delaware
Word Entertainment (Canada), Ltd.                               Canada
Word Entertainment, Ltd.                                          UK
Word Music Group, Inc.                                         Tennessee
Canaanland Music, Inc.                                         Tennessee
Promiseland Music, Inc.                                        Tennessee
Word Music, Inc.                                               Tennessee
Word Entertainment Direct, LLC                                 Tennessee
Opryland Theatricals, Inc.                                     Delaware
Oklahoma City Athletic Club, Inc.                              Oklahoma